UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  August 3, 2007
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On August 3, 2007, the Board of Directors (the “Board”) of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), approved the finalization of a new document – the Company’s Code of Business Ethics & Standards of Conduct (“Code of Business Ethics”) – that combines:
•	the elements of the Company’s then-existing Code of Business Conduct and Ethics (“Code of Business Conduct”); and

•	certain other general employee code of conduct guidelines and policies generally applicable to all employees of the Company and most of its majority owned and controlled subsidiaries.
     The Code of Business Ethics consolidates in one document the material ethical guidelines and policies that apply to the Company’s directors and each and every employee of the Company and most of its majority owned and controlled subsidiaries, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing such functions). The Code of Business Ethics retains the substance of the Code of Business Conduct.
     The Code of Business Ethics does not substantively amend the provisions of the Code of Business Conduct. Thus, the Company is reporting the approval of the finalization of the Code of Business Ethics under Item 8.01 of this Current Report on Form 8-K rather than under Item 5.05. The Code of Business Ethics will be available at the Investor Relations/Corporate Governance link on the Company’s website at http://www.coopertire.com.
     The summary of Code of Business Ethics described above is qualified in its entirety by reference to the Code of Business Ethics, which is filed by the Company as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

14.1	Code of Business Ethics & Standards of Conduct of Cooper Tire & Rubber Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
	Name:	James E. Kline
	Title:	Vice President, General Counsel and Secretary

Date:  September 18, 2007

EXHIBIT INDEX

Exhibit Number	Description

14.1	Code of Business Ethics & Standards of Conduct of Cooper Tire & Rubber Company

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